Exhibit 21.1

Subsidiaries of Unifund Financial Technologies, Inc.

The following list of subsidiaries applies after the completion of the Business Combination.

Entity Name	Jurisdiction of Organization
Credit Card Receivables Fund Incorporated	Ohio
Everest Consolidator Acquisition Corporation	Delaware
Payce, LLC	Ohio
Unifund Corporation	Ohio
Distressed Asset Portfolio I, LLC	Ohio
Distressed Asset Portfolio II, LLC	Ohio
Distressed Asset Portfolio III, LLC	Ohio
Distressed Asset Portfolio IV, LLC	Ohio
Unifund Holdings, LLC	Ohio
USV, LLC	Ohio
Techwoods Holdings, LLC	Ohio
Unifund CCR, LLC	Ohio
Vintage Receivables, LLC	Ohio
Recovery Decision Science, LLC	Ohio
Unifund Portfolio A, LLC	Ohio
Unifund Portfolio B, LLC	Ohio
Unifund Portfolio GER, LLC	Ohio
Unipac V, LLC	Ohio
Unipac IX, LLC	Ohio
Pilot Receivables Management, LLC	Ohio
Unifund CCR Partners	New York
Unipac VI Holdings, LLC	Ohio
Unipac VI LLC	Ohio
FRIC Holding, LLC	Ohio
FRIC Acquisition, LLC	Ohio
Capilano Holdings, LLC	Nevada
Hollyburn Holdings, LLC	Nevada
First Resolution Investment Corporation, LLC	Nevada